EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G, dated February 10, 2022 (the “Schedule 13G”), with respect to the Class A common stock, par value $0.0001 per share, of TCW Special Purpose Acquisition Corp. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13G and each such amendment. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: February 10, 2022

TCW Special Purpose Sponsor LLC

By	TCW SPAC-1 Equity LLC, its managing member

By:	/s/ Richard Villa
	Name:	Richard Villa
	Title:	CFO

TCW SPAC-1 Equity LLC

By:	/s/ Richard Villa
	Name:	Richard Villa
	Title:	CFO